AGREEMENT

         AGREEMENT, dated as of January 1, 1997 ["Agreement"] by and between (i) IntegraMed, Inc., f/k/a IVF America Inc., a Delaware corporation, ["INMD"] and
(ii) Women's Medical and Diagnostic Center, Inc., f/k/a INMD ACQUISITION CORP., a Florida corporation and wholly-owned subsidiary of INMD ["WM&DC"] and (iii) Morris Notelovitz, M.D., an individual having a principal place of business at Office Park West, 222 S.W. 36th Terrace, Gainesville, Florida 32607 ["Notelovitz"] [collectively referred to as the "Parties"].

                               W I T N E S S E T H

         WHEREAS, INMD, WM&DC, Notelovitz and others were parties to an Agreement and Plan of Merger dated June 7, 1996 ["Merger Agreement"]; and

         WHEREAS, pursuant to paragraph 2.2(b) of the Merger Agreement, INMD has provided Notelovitz with a promissory note which provides for quarterly payments of thirty-seven thousand five hundred dollars ($37,500.00), commencing September 1, 1996, with simple interest of 4.16%, ["Notelovitz Note Payments"], some of which have been paid; and

         WHEREAS, INMD, WM&DC and Notelovitz are parties to a Physician Employment Agreement dated June 7, 1996 ["Physician Employment Agreement"]; and WHEREAS, INMD and Notelovitz are parties to an Employment Agreement dated June 7, 1996 whereby Notelovitz became the Medical Director of INMD's Menopause Division ["Medical Director Agreement"]; and

         WHEREAS, pursuant to the Merger Agreement, WM&DC was the surviving corporation and operates a medical practice specializing in the provision of gynecological services, including treatment of peri-and post menopausal women [the "Practice"]; and

         WHEREAS, pursuant to the Merger Agreement, one of the assets acquired, and currently owned by, WM&DC is a group of certain research contracts, in the nature of clinical trials, in which Notelovitz is the principal investigator ["Practice Clinical Trials"], a schedule of which is here attached as Schedule A; and

         WHEREAS, the Physician Employment Agreement provides for Notelovitz to provide Medical Services, as such term is used in the Physician Employment Agreement ["Medical Services"], to the Practice; and

         WHEREAS, Notelovitz has expressed a desire to terminate the Medical Director Agreement and Physician Employment Agreement; and

         WHEREAS, the Parties desire to effectuate a termination of the Medical Director Agreement and Physician Employment Agreement in an orderly fashion, so as to insure a transition in the rendition of Medical Services and the performance of the Practice Clinical Trials, to and at the Practice and mitigate any adverse impact on the assets, opportunities and on-going business of WM&DC; and

         WHEREAS, Drs. Hinshaw and Markle ["Clinician(s)"], pursuant to the direction of INMD, are providing Medical Services at the Practice, having commenced doing so on January 2, 1997 ["Clinician(s) Starting Date"]; and

         WHEREAS, the Parties desire to amend, in part, the Physician Employment Agreement and to terminate, except as herein provided, the Medical Director Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the parties agree as follows:

1.       Notelovitz Debt.

         (a) The Parties acknowledge that, pursuant to the paragraph 3(a)(ii)of the Medical Director Agreement, and pursuant to paragraph 3(a) and Schedule B of the Physician Employment Agreement, advances have been made by WM&DC and/or INMD to Notelovitz in the amounts of $47,435.90 and $71,153.85, respectively, and such amount, in the aggregate of $118,589.75 (One hundred and eighteen thousand five hundred and eighty nine 75/100 dollars) is owed by Notelovitz to WM&DC, and/or INMD ["Notelovitz Debt"]. The Notelovitz Debt specifically excludes prior overpayments in salary made to Notelovitz, in the amount of $16,025.54 (Sixteen thousand twenty five and 54/100 dollars), which amount shall remain due and owing to INMD and which shall be paid by Notelovitz prior to February 28, 1997.

         (b) As of December 31, 1996, the Notelovitz Debt, for advances against salary or profit, is established as the sum certain delineated in paragraph (a) hereof. Notwithstanding this, if the Notelovitz Debt is not retired pursuant to paragraph 9 of this Agreement, Notelovitz shall have the right to contest the amount of the Notelovitz Debt.

2.       Duties of Notelovitz, INMD and WM&DC.

         (a) Notelovitz, INMD and WM&DC shall, in cooperation with each other, use their best efforts to recruit a physician, duly licensed to practice medicine in the State of Florida, with experience in the conduct of research, including the performance of clinical trials ["Research Scientist"]. Such Research Scientist shall commence providing Medical Services and conducting research, including clinical trials, at WM&DC ["Research Scientist Starting Date"] at the direction of INMD.

3.       Clinical Duties of Notelovitz.

         (a) Notelovitz shall perform all duties under the Physician Employment Agreement, paragraphs 2(a)(i),(ii) and (iii), 2(b) and 2(c), shall duly conduct all Practice Clinical Trials, and use his best efforts to protect and preserve any and all clinical and research opportunities of WM&DC.

         (b) Notelovitz shall use his best efforts to familiarize the Clinician(s) or Research Scientist with the Practice and effectuate a transition of the provision of Medical Services and the performance of Practice Clinical Trials for the Practice to such Clinician(s) and/or Research Scientist. These efforts shall include:

              (1) familiarizing the Clinician(s)  and/or Research Scientist with the routine, administrative procedures, customs, usage and records of the Practice;

              (2) instructing,  where  necessary,  the Clinician(s) and Research
                  Scientist, as to the operation, use and characteristics of any and all medical equipment;

              (3) reasonably   cooperating  in  the  scheduling,   coverage  and
                  treatment matters so as to incorporate such Clinician(s) and Research Scientist in the treatment of patients at the Practice;

              (4) familiarizing  the  Research  Scientist  with  the  protocols, methods, procedures, record keeping, reporting and interfacing with the sponsor, with respect to all Practice Clinical Trials;

              (5) introduction   of  all   personnel  of  the  Practice  to  the
                  Clinician(s) and Research Scientist and the encouragement of such personnel to respond to the reasonable requests and direction of the Clinician(s) and Research Scientist.

              (6) conduct himself,  in the provision of Medical  Services,  in a manner consistent with the courteous sharing of the office space of the Practice with the Clinician(s) , Research Scientist, and WM&DC personnel and in keeping with the standards of care and courtesy with respect to all patients.

              (7) introduce  the  Clinician(s)  and Research  Scientists  to all
                  healthcare professionals, who by way of full-time or part-time service, consultation or referrals provide (or have in the past provided) any type of diagnostic or medical treatment, or patient education to the patients at WM&DC ["Healthcare Professionals"] and acquaint such Clinician(s) and Research Scientist with all administrative procedures, methods and procedures for referrals, consultations or treatment by such Healthcare Professionals.

              (8) comply with all reasonable policies, directives, bylaws, rules and regulations of WM&DC. Notelovitz acknowledges that WM&DC shall have final authority over: (a) the acceptance or refusal to treat any patient; and (b) the amount of the fee to be charged for all Medical Services rendered by Notelovitz to patients at the Practice, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Notelovitz may refuse to treat any patient whom, on the basis of his reasonable medical judgment, should not be treated.

         (c)  The  aggregate  of  responsibilities   detailed  in  Paragraph  3,
subparagraphs (a) and (b)(1)-(8) of this Agreement shall hereafter be referred to in the aggregate as "Clinical Duties".

         (d) Notelovitz agrees to devote his professional time, effort and ability to the performance of his Clinical Duties at WM&DC during the Clinical Term; subject to paragraph 16, Notelovitz shall devote not less than an aggregate of forty (40) full professional days to the performance of such clinical duties, during the Clinical Term of this Agreement as defined in paragraph 5. Full professional days shall mean that at the end of the Clinical Term, the aggregate number of hours worked during the aggregate of the full professional days shall be no less than two hundred and eighty (280).

4.       Research and Research Transition Duties of Notelovitz.

         (a) Notelovitz shall use his best efforts to have the Research Scientist substituted as the principal investigator of each of the Practice Clinical Trials, which effort shall include, but not be limited to, introduction of such Research Scientist and/or an INMD corporate representative to the sponsor, providing any necessary recommendations, and the completion and execution of any forms or correspondence requested by each such sponsor. The effective date(s) of the substitution of the Research Scientist as the principal investigator for each such Practice Clinical Trial shall be the date(s) on which INMD or WM&DC receives written confirmation, from the sponsor of each Practice Clinical Trial, that the Research Scientist is the principal investigator or additional investigator of such Practice Clinical Trial ["Substitution Date"]. Any clinical trials which have not reached a Substitution Date as of the end of the Clinical Term, as defined in paragraph 5(a) of this Agreement, shall be deemed "Non-Substituted Trials".

         (b) During the Research Term, as defined in paragraph 5(b) of this Agreement, with respect to any Non-Substituted Trials, the following shall occur:

              (1) Notelovitz  shall  continue to perform the duties set forth in paragraphs 3(b)(4), 3(b)(8) and 4(a) above; and

              (2) Notelovitz shall conduct such  Non-Substituted  Trials as INMD shall designate and shall do so in the capacity of a consultant to WM&DC, utilizing the facilities and patients of the Practice to accomplish same.

              (3) The aggregate of duties  described in paragraph  4(a) and 4(b)
                  (and its subparagraphs) shall be referred to as "Research Duties."

         (c) During the Consultancy Term, as defined in paragraph 5(c) of this Agreement, as to any Non-Substituted Trials, the following shall occur:

              (1) Notelovitz  agrees to continue as  principal  investigator  of such Non- Substituted Trial(s) as INMD shall designate, and to consult, oversee and/or communicate with the sponsor, as required by the sponsor of such Non-Substituted Practice Clinical Trial, provided, however, that the actual clinical work and/or record keeping is performed by the Clinicians and/or Research Scientist at WM&DC; (2) Notelovitz shall use his best efforts to have the sponsors of each such Non-Substituted Trial consent to such arrangement. (3) The aggregate of duties described in paragraph 4(c)(1) and (2) shall be referred to as "Consultant Duties."

5.       Term.

         (a) Notelovitz shall perform his Clinical Duties pursuant to paragraph 3 hereof from the date of this Agreement through and including March 31, 1997 ["Clinical Term"].

         (b) Notelovitz shall perform his Research Duties pursuant to paragraph 4 hereof both during the Clinical Term and until the earlier of (1) the date when all Practice Clinical Trials reach a Substitution Date or (2) May 31, 1997 ["Research Term"].

         (c) Notelovitz shall perform his Consultant Duties until all of the Non-Substituted Trials designated by INMD reach completion ["Consultancy Term"].

6.       Compensation of Notelovitz.

         (a) During the Clinical Term of this Agreement, Notelovitz shall be compensated as follows:

              (1) As of the date of the execution of this Agreement, paragraph 3 and Schedule B of the Physician Employment Agreement and paragraph 3 of the Medical Director Agreement shall become wholly inoperative, and compensation of Notelovitz shall hereafter be governed solely by the provisions of this Agreement.

              (2) As compensation  for the  performance,  by Notelovitz,  of the
                  Clinical Duties and Research Duties during the Clinical Term, WM&DC shall pay Notelovitz a salary, bi-monthly, at a rate of $1154 (eleven hundred and fifty-four dollars) per full professional day.

         (b) After the conclusion of the Clinical Term, and during the remainder of the Research Term and the Consultancy Term, Notelovitz shall be compensated as follows:

              (1) Notelovitz  shall  be  compensated  at the  rate of $170  (one hundred and seventy dollars) per hour and shall devote such hours as are reasonably required and reasonably scheduled, and shall account to WM&DC's Executive Director for the time spent. Notwithstanding the hourly rate herein delineated, for each portion of a day in which Notelovitz works at the request of INMD, he shall be paid the larger amount of (a) the hourly rate multiplied by the number of hours worked; or (b) a
                  minimum   compensation   of  $510.00  (five  hundred  and  ten
                  dollars).

              (2) Such compensation shall be paid to Notelovitz bi-monthly, as a consultant's fee. 7. Prior Agreements. (a) With the exception of paragraphs 3, 9, 10 which are superseded by this Agreement, and paragraph 12 (which is amended in part), the Physician Employment Agreement shall remain in full force and effect during the Clinical Term of this Agreement; upon the conclusion of the Clinical Term, the Physician Employment Agreement shall terminate, except that Section 12 thereof shall continue in full force and effect, as amended, if at all, by this Agreement. (b) As of the date of the execution of this Agreement by Notelovitz, Notelovitz shall resign from the Board of Directors of INMD, and the Medical Director Agreement is deemed terminated as a result of Notelovitz's voluntary resignation and neither Notelovitz nor INMD shall have further obligations thereunder. Notwithstanding this paragraph, all obligations, promises or covenants in the Medical Director Agreement, Section 7, shall continue pursuant to their terms.

 8.       Termination.

         (a) This Agreement shall terminate upon the earliest occurrence of any of the following:

              (1) Upon  Notelovitz's  performance  of  Clinical,   Research  and
                  Consultancy Duties for the Clinical, Research and Consultancy Terms; or

              (2) Upon the death or disability of Notelovitz; or

              (3) Upon Notelovitz's  loss,  suspension or limitation of Hospital courtesy privileges at a hospital in the geographic area of the Practice; or

              (4) Upon the  conviction of Notelovitz of a felony or  suspension, revocation or non-renewal of his license to practice medicine.

         (b) Upon termination of this Agreement, as herein provided, neither party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises or covenants which are expressly made to extend beyond the term of this Agreement.

9.       Retirement of Notelovitz Debt.

         (a) The Notelovitz Debt shall be completely retired, and there shall be no money owed on account of prior advances made pursuant to the Physician Employment Agreement and the Medical Director's Agreement, on the earliest date of the following:

              (1) Notelovitz  has materially  performed all Clinical  Duties and
                  Research Duties during the Clinical Term and all Practice Clinical Trials have reached a Substitution Date; or

              (2) Notelovitz has materially performed Clinical Duties during the
                  Clinical  Term and all  Research  Duties  during the  Research
                  Term.

         (b) In the event that (1) Notelovitz does not materially perform all Clinical Duties for the Clinical Term, or (2) does not materially perform all Research Duties for Research Term, then none of the Notelovitz Debt shall be retired.

10. Breach by Notelovitz. In the event of a material breach by Notelovitz of this Agreement, INMD shall, upon two weeks prior written notice to Notelovitz of the details of such breach and a failure of Notelovitz to cure within such time period, be entitled to pursue the Notelovitz Debt and any and all remedies, including any damages for lost profits, claimed to have resulted from a breach of duty or obligation under this Agreement occurring on or after January 1, 1997 and shall be entitled to offset, against such claims, payments under the Notelovitz Notes.

11. Breach by INMD. In the event of a material breach by INMD of this Agreement, Notelovitz shall, upon two weeks written notice to INMD and a failure of INMD to cure within such time period, be entitled to pursue any and all remedies, including any damages for lost profits, claimed to have resulted from a breach of duty or obligation under this Agreement.

12. Covenants Not to Compete. In recognition of the reasonableness of the prior covenants not to compete and the significant consideration paid therefor,
Article VIII, Section 8.4 of the Merger Agreement, Section 12 of the Physician Employment Agreement and Section 7 of the Medical Director Agreement ["Covenants Not to Compete"] and Article VIII, Sections 8.1 and 8.2 of the Merger Agreement ["Restrictive Covenants"] shall survive this Agreement and remain in full force and effect. The Covenants Not to Compete shall have a (1) year duration which shall commence at the earlier of (a) the end of the Clinical Term if, and only if, all Practice Clinical Trials have reached a Substitution Date; or (b) the conclusion of the Research Term. The four year term of the Restrictive Covenants shall remain as stated in the Merger Agreement and are not altered or amended by this Agreement. Notwithstanding the continued force and effect of the Covenants Not to Compete and Restrictive Covenants, in the event that Notelovitz completes without material breach which is not cured within two weeks of written notice of the details of such breach the (a) Clinical Term; and (b) the Research Term, and there are no written notices of breach or continued breach served by INMD which are not subsequently cured within two weeks of written notice of the details of the breach, said Covenants Not to Compete and Restrictive Covenants shall be deemed amended only to the extent to permit the following:

         (a) During the term of the Covenants Not to Compete and Restrictive Covenants, Notelovitz shall be permitted to practice medicine, as a sole practitioner ["Notelovitz Solo Practice"], at a location no closer than fifteen
(15) radial miles from all INMD  locations,  including but not limited to WM&DC;
and

         (b) The Notelovitz Solo Practice, during the term of the Covenants Not to Compete and Restrictive Covenants,, shall not operate under any name, either assumed or corporate, that depicts it, in any manner, as a center, clinic or multi-disciplinary treatment facility for climacteric medicine or for the treatment of women who are menopausal, pre- menopausal or peri-menopausal or as a specialty service in climacteric medicine; and

         (c) The Notelovitz Solo Practice, during the term of the Covenants Not to Compete and Restrictive Covenants, shall not advertise or communicate itself to be a center, clinic or multi-disciplinary treatment facility for the practice of climacteric medicine or for the treatment of women who are menopausal, pre-menopausal or peri-menopausal; and

         (d) The Notelovitz Solo Practice, during the term of the Covenants Not to Compete and Restrictive Covenants, shall not conduct or supervise any clinical trials and shall not consult with any physicians (other than WM&DC physicians) performing clinical trials; and

         (e) Notelovitz may consult with Pharmaceutical Companies for the purpose of advising or designing protocols for Clinical Trials but only if he does not become an investigator or principal investigator for any such Clinical Trials for a term of one year from the date of the first consultation.

         (f) The Covenants Not to Compete and Restrictive Covenants shall otherwise continue in full force and effect; provided, however that nothing in the Covenants Not to Compete shall restrict or limit the activities which Notelovitz may engage in outside the borders of the United States of America provided that such activities are not performed for any individual, entity, organization or institution providing clinical services inside the United States of a nature which, if performed by Notelovitz, would be in violation of the Covenants Not to Compete.

 13. Signing Bonus. INMD shall pay Notelovitz a one time "signing bonus" of ten- thousand dollars ($10,000.00), on the date INMD receives this Agreement executed by Notelovitz.

 14. Arbitration. Any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, the Physician Employment Agreement, the Medical Director Agreement or the Merger Agreement, or any breach thereof, shall be determined by binding arbitration in the State of Florida, city of Gainesville [hereafter "Arbitration"]. The party seeking determination shall subject any such dispute, claim or controversy to the American Arbitration Association, and the rules of commercial arbitration of the selected entity shall govern. The Arbitration shall be conducted and decided by three (3) arbitrators, unless the parties mutually agree, in writing at the time of the Arbitration, to fewer arbitrators. Each party shall bear its own expenses and one-half the expenses and costs of the arbitrators. Notwithstanding this paragraph, the parties shall be free to make an application to compel Arbitration, confirm or vacate an arbitral award, otherwise enforce this paragraph, or enforce the Covenants Not to Compete by injunctive relief or otherwise, or remedy, both in equity or at law, a breach of such Covenants Not to Compete in the Courts of the State of Florida, and nothing in that paragraph shall be deemed a waiver of any procedural, evidentiary or equitable rights with relation to such controversies.

15. Cooperation In the event of any claims, suits or governmental investigations, arising out of or relating to the Practice, in which INMD, WM&DC and/or Notelovitz shall be named or involved, whether or not pending during the term of this Agreement, Notelovitz and INMD and WM&DC agree to fully cooperate with each other in the defense of such suit, claim or investigation. Such cooperation shall include, by way of example but not limitation, meeting with defense counsel, the production of any documents in their possession for review, participation in discovery, response to subpoenae and the coordination of any individual defense with counsel for INMD and WM&DC or Notelovitz. Notelovitz shall, as soon as practicable, deliver to INMD and WM&DC copies of any summonses, complaints, suit letters, subpoenae or legal papers of any kind, served upon him or his attorneys. This obligation to cooperate in the defense of any such claims or suits shall survive the termination, for whatever reason, of this Agreement, and nothing in this paragraph shall obligate the parties to pay any legal fees incurred by the other.

  16. Vacation and Speaking Engagements. During the Clinical Term of this Agreement, Notelovitz shall nonetheless be entitled to planned absences from the Practice ["Absences"], to be used by him, in his sole discretion, for either speaking engagements, outside professional activities, and/or vacation time; provided however, that in no event shall such Absences be for greater than an aggregate of 17 business days. Notelovitz shall provide ten (10) days written notice of such Absences. Notelovitz shall be paid for only ten (10) days of such Absences. Thereafter, the compensation of Notelovitz shall be reduced by an amount representing $1154.00 (eleven hundred and fifty-four dollars) per day of Absence. During the Research Term, Notelovitz shall be entitled to thirteen (13) consecutive weekdays of Absence, but shall not be paid for such time period.

17. Notelovitz Ancillary Income. Any remuneration, honorarium, or income, other than fees or income derived from Notelovitz's provision of Medical Services, derived from speaking engagements, publications, teaching, service on boards of directors, or testimony for litigation- related proceedings ["Ancillary Activities"] shall be the sole property of Notelovitz. Any and all expenses or costs relating to such Ancillary Activities shall be the sole responsibility of Notelovitz.

18.      Professional Liability Insurance and Benefits.

         (a) INMD and/or WM&DC shall continue to maintain professional liability insurance on behalf of Notelovitz during the Clinical, Research and Consultantcy Terms of this Agreement. Upon end of the such Clinical, Research and Consultantcy Terms, or in the event of a termination of Notelovitz's services as the result of a material breach by Notelovitz which remains uncured after two weeks of written notice detailing the breach, INMD's obligation to maintain such insurance shall cease and Notelovitz shall be solely responsible for maintaining professional liability insurance on his own behalf. If Notelovitz establishes a clinical medical practice, he shall maintain such insurance, for a period of two years following the termination of this Agreement, in amounts of not less than $1.0 million per occurrence, $3.0 million in the aggregate, or in such amounts the premium for which does not exceed the premiums paid by Notelovitz for professional liability insurance in the year prior to the effective date of the Merger Agreement.

         (b) Notelovitz shall be eligible to participate in INMD's medical, dental, life and long-term disability insurance and any 401(k) or other retirement plans ["Benefits"], participation in any such plans to be in accordance with their respective terms and conditions, during the Clinical Term of this Agreement. Thereafter, such Benefits shall cease.

 19. Medical Records. All medical records of patients to whom Notelovitz provides, or has provided, Medical Services on behalf of WM&DC during the term of either this Agreement or the Physician Employment Agreement shall be the property of WM&DC.

 20. Billing. All fees for Medical Services rendered by Notelovitz on behalf of INMD or WM&DC hereunder shall be billed and collected by WM&DC or its designee. In consideration of the payment to Notelovitz of the compensation described herein, all receivables and collections attributable to Medical Services provided by Notelovitz to WM&DC patients are and shall become the property of WM&DC and Notelovitz agrees immediately to turn over to WM&DC any such payments received by Notelovitz during the term hereof. Notelovitz hereby authorizes WM&DC or its designee to bill for Medical Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit WM&DC or its designee to carry out all billing and collection functions. Notelovitz agrees that he shall not otherwise submit bills for, seek remuneration for or collect fees for Medical Services provided hereunder. Notelovitz shall look solely to WM&DC for compensation for his professional Medical Services provided hereunder.

 21. Proxy. Pursuant to Section 5.5 of the Merger Agreement, Notelovitz delivered to INMD a proxy ["Proxy"]. The provisions of Section 5.5 of the Merger Agreement shall continue except that the Proxy shall expire September 30, 1997.

 22. National Menopause Foundation. As of the date of this Agreement, Notelovitz hereby resigns as President and Chief Executive Officer of the National Menopause Foundation, Inc. ["NMF"] and INMD has no further obligations to appoint him to a management position or to fund NMF, pursuant to paragraph
5.08 of the Merger Agreement or otherwise. The parties, having failed to reach a Stockholder's Agreement pursuant to Section 5.09 of the Merger Agreement, shall hereafter be under no obligation to do so.

 23. Cooperation Regarding Publicity. The parties acknowledge that this Agreement represents a fully consensual and amicable separation of interests and that during the Term of this Agreement and thereafter each party covenants that, in communicating with third parties, they shall not, by action or word, defame, criticize or condemn the actions, conduct or motives of the other. Each party recognizes that this covenant represents a material obligation of both parties under this Agreement, the breach of which may impact adversely on the business interests of the non-breaching party.

 24. Notices. All notices, requests, demands, and other communications provided for in this Agreement or required among the parties in connection with the Agreement shall be in writing and shall be deemed to have been given at the time when personally delivered, mailed at any United States Post Office via registered or certified mail, prepaid, return receipt requested, or sent by overnight delivery services against receipt, addressed to the party at the address set forth below or such other address as such party may designate by notice:



If to Physician:                      With a copy to:

     Morris Notelovitz, M.D., Ph.D.         Richard M. Knellinger, P.A.
     2801 N.W. 58th Blvd.                   Barnett Bank Building
     Gainesville, Florida 32605             Suite 305
                                            2815 Northwest 13th Street
                                            Gainesville, Florida 32609-2889


If to INMD, at:                       With a copy to:

     INMD Acquisition Corp.                  IntegraMed America, Inc.
     Office Park West                        One Manhattanville Road
     222 S.W. 36th Terrace                   Purchase, New York 10577-2100
     Gainesville, Florida 32607              Attention:  Dwight Ryan
     Attention:  Executive Director                      Chief Financial Officer


25. Amendment. No modification, amendment, or addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

26. Assignment. No assignment or delegation of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of all parties.

27. Severability. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision shall be severed from this Agreement and shall not effect the validity of the remainder of this Agreement.

28. Waiver; Consent. No consent or waiver, express or implied, by either party hereto, of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Notelovitz and/or INMD or WM&DC shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

29. Conflict. If there is a conflict between this Agreement, the Merger Agreement, the Physician Employment Agreement and/or the Medical Director Agreement, the provisions of this Agreement shall control. Any portion of the Merger Agreement, Physician Employment Agreement or Medical Director Agreement not specifically superseded by the terms of this Agreement remains in full force and effect, unless terminated pursuant to its terms. 30. Expenses. Each party shall bear its own expenses in connection with this Agreement and all obligations to be performed by it hereunder.



         IN WITNESS WHEREOF, the parties have executed this Agreement the date first above written.


                            INTEGRAMED AMERICA



                            By:  /s/Dwight Ryan
                                 ------------------
                            Name:   Dwight P. Ryan
                            Title:  Vice President


                            WOMEN'S MEDICAL & DIAGNOSTIC CENTER, INC.


                            By:  /s/Dwight Ryan
                                 ------------------
                            Name:   Dwight P. Ryan
                            Title:  Vice President



                                /s/ Morris Notelovitz
                                -----------------------
                                MORRIS NOTELOVITZ, M.D.